UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 12, 2015, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1. The Company’s stockholders elected the following three individuals as Class A directors on the Company’s Board of Directors, each to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. DeMarco	17,770,532	659,363	2,395,236
Nicholas Donatiello, Jr.	17,783,366	646,529	2,395,236
David R. Jessick	18,010,646	419,249	2,395,236

There were no abstentions.

2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement, and cast their votes as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,673,908	1,479,360	276,625	2,395,238

3. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as its independent auditors for fiscal year 2015, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,581,445	222,786	20,900	0

4. The Company’s stockholders approved, on an advisory basis, a proposal that the Company’s Board of Directors adopt a majority voting standard for uncontested elections of directors, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,121,971	297,305	10,617	2,395,238

5. The Company’s stockholders approved, on an advisory basis, a proposal that certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws be eliminated, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,081,796	337,837	10,259	2,395,239

6. The Company’s stockholders approved a stockholder proposal that the Company’s Board of Directors be declassified, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,976,819	442,085	10,988	2,395,239

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 16, 2015

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial
Officer and Treasurer